UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2010, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 3 (the “Amendment”) to its Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), dated as of December 3, 2007, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders from time to time party thereto, Banc of America Securities, LLC, as sole lead arranger and sole book manager and the other agents named therein.

The Amendment provides for (a) a new term loan in an aggregate amount of $140,000,000, to be amortized at the rate of 10% annually (the “Term Loan”), (b) a new increase option for the revolving credit facility in an aggregate amount of up to $100,000,000 and (c) increases in each of the general basket for investments, the general basket for unsecured permitted indebtedness and the amount of permitted indebtedness on account of capital leases and purchase money obligations. Borrowings under the Term Loan bear interest either at LIBOR plus 250 basis points annually or at Base plus 150 basis points annually, at the Company’s option. Proceeds of the Term Loan were used to pay a portion of the purchase price for the acquisition of Diedrich Coffee, Inc., a Delaware corporation (“Diedrich Coffee”).

All borrowings under the Credit Agreement, including the outstanding balance under the Term Loan, are due on December 3, 2012. The Credit Agreement contains customary financial and non-financial covenants. The Credit Agreement also contains events of default that include, among others, failure to make payments when due, violation of certain covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events and cross defaults to certain other agreements. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Credit Agreement, including the Term Loan, and an increase to the applicable interest rate.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 11, 2010, the Company also completed its acquisition of Diedrich Coffee pursuant to the previously announced Agreement and Plan of Merger, dated as of December 7, 2009 (the “Merger Agreement”), by and among the Company, Pebbles Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Purchaser”), and Diedrich Coffee.

Prior to the acquisition, Diedrich Coffee had a “licensed roaster” relationship with the Company through the non-exclusive license agreement between Diedrich Coffee and Keurig, Incorporated, one of the Company’s wholly-owned subsidiaries. Pursuant to the acquisition, Diedrich Coffee has become a wholly-owned subsidiary of the Company.

The acquisition was structured as a two-step transaction, consisting of the following:

(a) first, a cash tender offer by Purchaser for all issued and outstanding shares of Diedrich Coffee common stock, $0.01 par value per share (the “Shares”), at a purchase price of $35.00 per Share, net to the sellers in cash, without interest thereon, upon the terms, and subject to the conditions, of the Offer to Purchase, dated as of December 11, 2009, and the related Letter of Transmittal, each as initially filed by the Company and Purchaser with the Securities and Exchange Commission on December 11, 2009 and as amended and supplemented from time to time (the “Offer”); and

(b) second, a merger of Purchaser with and into Diedrich Coffee, with Diedrich Coffee surviving as a wholly-owned subsidiary of the Company (the “Merger”).

The Offer expired at 12:00 midnight (one minute after 11:59 p.m.) New York City, New York time on May 10, 2010. Computershare Trust Company, N.A., the depositary for the Offer, advised the Company and Purchaser that approximately 5,446,334 Shares were validly tendered and not properly withdrawn pursuant to the Offer, which represented approximately 95.06% of all outstanding Shares as of the Offer’s expiration date. On May 11, 2010, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn, and payment for such Shares was made in accordance with the Offer’s terms.

The Merger was completed upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on May 11, 2010. As permitted under Delaware law, the Company completed the Merger as a “short form” merger, which did not require a vote or meeting of the Diedrich Coffee stockholders. In the Merger, each Share not previously purchased in the Offer (other than any Shares held by Diedrich Coffee, the Company, Purchaser or any of the Company’s other controlled subsidiaries, and any Shares as to which appraisal rights had been perfected) was canceled and converted into the right to receive consideration equal to $35.00 per Share, net to the holder in cash, without interest thereon.

The Company’s acquisition of Diedrich Coffee was valued at approximately $300 million. The Company funded the acquisition with its available cash balances and its existing credit facility, as increased by the Amendment to the Credit Agreement.

The Company issued a press release on May 11, 2010 announcing the completion of the Offer and the Merger, the complete text of which press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The description of the Merger Agreement in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(d) Exhibits.

No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc. and Diedrich Coffee, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 8, 2009)

99.1	Press Release dated May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: May 11, 2010	By:	/s/ Frances G. Rathke
		Name:	Frances G. Rathke
		Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2009, by and among Green Mountain Coffee Roasters, Inc., Pebbles Acquisition Sub, Inc. and Diedrich Coffee, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 8, 2009)

99.1	Press Release dated May 11, 2010